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                               DISTRIBUTION AGREEMENT


     This Agreement, made as of the ______ day of _______, 1999, between THE CATHOLIC ALLIANCE FUNDS, INC., a Maryland corporation (the "Fund Company"), and CATHOLIC FINANCIAL SERVICES CORPORATION, a Wisconsin corporation (the "Distributor").

                                    WITNESSETH:

     WHEREAS, the Fund Company proposes to engage in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"), and it is in the interest of the Fund Company to offer its series of shares entitled the Equity Income Series ("Equity Income Fund"), the Large-Cap Growth Series ("Growth Fund") and the Disciplined Capital Appreciation Series ("Disciplined Capital Appreciation Fund") (individually a "Fund" and collectively the "Funds") for sale continuously; and

     WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS, the Fund Company and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of the shares of beneficial interest of all series of shares of the Fund Company (the "Shares"), to commence after the effectiveness of its initial registration statement filed pursuant to the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act.

     NOW, THEREFORE, the parties agree as follows:

          1.   APPOINTMENT OF DISTRIBUTOR

               The Fund Company hereby appoints the Distributor as its exclusive agent to sell and to arrange for the sale of the Shares, on the terms and for the period set forth in this Agreement, and the Distributor hereby accepts such appointment and agrees to act hereunder directly and/or through the Fund Company's transfer agent in the manner set forth in the prospectus (as defined below). It is understood and agreed that the services of the Distributor hereunder are not exclusive, and the Distributor may act as principal underwriter for the shares of any other registered investment company. It is also understood that purchases of shares of any Fund may be made directly through the Fund Company's Transfer Agent in the manner set forth in the prospectus for the relevant Fund.
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          2.   SERVICES AND DUTIES OF THE DISTRIBUTOR

               (a) The Distributor agrees to sell the Shares of each Fund, as agent for the Fund Company, from time to time during the term of this Agreement upon the terms described in the prospectus for the relevant Fund. As used in this Agreement, the term "prospectus" shall mean the prospectus and statement of additional information of each Fund included as part of the Fund Company's Registration Statement, as such prospectus and statement of additional information may be amended or supplemented from time to time, and the term "Registration Statement" shall mean the Registration Statement most recently filed from time to time by the Fund Company with the Securities and Exchange Commission and effective under the 1933 Act and the 1940 Act, as such Registration Statement is amended by any amendments thereto at the time in effect. The Distributor shall not be obligated to sell any certain number of Shares.

               (b) Upon commencement of the Fund Company's operations, the Distributor will hold itself available to receive orders, satisfactory to the Distributor, for the purchase of the Shares and will accept such orders and will transmit such orders and funds received by it in payment for such Shares as are so accepted by the Fund Company's transfer agent or custodian, as appropriate, as promptly as practicable. Purchase orders shall be deemed effective at the time and in the manner set forth in the prospectus for the relevant Fund. The Distributor shall not make any short sales of Shares.

               (c) The offering price of the Shares shall be the net asset value per share of the Shares (as defined in the Articles of Incorporation) and as determined as set forth in the prospectus for the relevant Fund, plus the sales charge (determined as set forth in the prospectus). The Fund Company shall furnish the Distributor, with all possible promptness, an advice of each computation of net asset value and offering price.

               (d) The above-mentioned sales charge shall constitute the entire compensation of the Distributor, except that the Distributor may also be compensated through payments under the Distribution Plan adopted with respect to any Fund pursuant to Rule 12b-1 under the 1940 Act.

          3.   DUTIES OF THE FUND COMPANY

               (a) MAINTENANCE OF FEDERAL REGISTRATION. The Fund Company shall, at its expense, take, from time to time, all necessary action and such steps, including payment of the related filing fees, as may be necessary to register and maintain registration of a sufficient number of Shares under the 1933 Act. The Fund Company agrees to file from time to time such amendments, reports and other documents as may be necessary in order that there may be no untrue statement of a material fact in a registration statement or prospectus, or necessary in order that there may be no omission to state a material fact in the registration statement or prospectus of any Fund which omission would make the statements therein misleading.

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               (b)  MAINTENANCE OF "BLUE SKY" QUALIFICATIONS.  The Fund Company
shall, at its expense, use its best efforts to qualify and maintain the qualification of an appropriate number of Shares for sale under the securities laws of such states as the Distributor and the Fund Company may approve, and, if necessary or appropriate in connection therewith, to qualify and maintain the qualification of the Fund Company as a broker or dealer in such states; provided that the Fund Company shall not be required to amend its Articles of Incorporation or By-Laws to comply with the laws of any state, to maintain an office in any state, to change the terms of the offering of the Shares in any state from the terms set forth in the prospectus of the relevant Fund, to qualify as a foreign corporation in any state or to consent to service of process in any state other than with respect to claims arising out of the offering and sale of the Shares. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Fund Company in connection with such qualifications.

               (c) COPIES OF REPORTS AND PROSPECTUS. The Fund Company shall, at its expense, keep the Distributor fully informed with regard to its affairs and in connection therewith shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares, including such number of copies of the prospectus of each Fund and annual and interim reports as the Distributor reasonably may request in connection with selling and arranging for the sale of the Shares and in connection with the performance of its duties and obligations under this Agreement.

          4.   CONFORMITY WITH APPLICABLE LAWS AND RULES

               The Distributor agrees that in selling Shares hereunder it shall conform in all respects with the laws of the United States and of any state in which Shares may be offered, and with applicable rules and regulations of the NASD.

          5.   EXPENSES

               (a) The Fund Company shall bear all costs and expenses of the continuous offering of its Shares in connection with: (i) fees and disbursements of its counsel and independent accountants, (ii) the preparation, filing and printing of any registration statements and/or prospectus(es) required by and under the federal securities laws, (iii) the preparation and mailing of annual and interim reports, prospectus(es) and proxy materials to shareholders and (iv) the qualifications of Shares of the Fund Company for sale under the securities laws of such states or other jurisdictions as shall be selected by the Fund Company and the Distributor and the cost and expenses payable to each such state for continuing qualification therein.

               (b) The Distributor shall bear (i) the costs and expenses of preparing, printing and distributing any materials not prepared by the Fund Company and other materials used by the Distributor in connection with its offering of Shares for sale to the public, including the additional cost of printing copies of the prospectus(es)

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and of annual and interim reports to shareholders other than copies thereof required for distribution to shareholders or for filing with any federal securities authorities, (ii) any expenses of advertising incurred by the Distributor in connection with such offering and (iii) the expenses of registration or qualification of the Distributor as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification.

          6.   INDEPENDENT CONTRACTOR

               In performing its duties hereunder, the Distributor shall be an independent contractor and neither the Distributor, nor any of its officers, directors, employees, or representatives is or shall be an employee of the Fund Company in the performance of the Distributor's duties hereunder. The Distributor shall be responsible for its own conduct and the employment, control, and conduct of its agents and employees and for injury to such agents or employees or to others through its agents or employees. The Distributor assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employee taxes thereunder.

          7.   INDEMNIFICATION

               (a) INDEMNIFICATION OF FUND COMPANY. The Distributor agrees to indemnify and hold harmless the Fund Company and each of its present or former directors, officers, employees, representatives and each person, if any, who controls or previously controlled the Fund Company within the meaning of Section 15 of the 1933 Act against any and all losses, liabilities, damages, claims or expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claims or expense and reasonable legal counsel fees incurred in connection therewith) to which the Fund Company or any such person may become subject under the 1933 Act, under any other statute, at common law, or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by the Distributor or any of the Distributor's directors, officers, employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, shareholder report or other information covering Shares filed or made public by the Fund Company or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but if and only if such statement or omission was made in reliance upon information furnished to the Fund Company by the Distributor for the specific purpose of inclusion in such registration statement, prospectus, shareholder report or other information. In no case (i) is the Distributor's indemnity in favor of the Fund Company, or any person indemnified to be deemed to protect the Fund Company of such indemnified person against any liability to which the Fund Company or such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of his obligations and duties under this Agreement or (ii) is the Distributor to be liable under its indemnity agreement contained in this Paragraph with respect to any claim made against the Fund Company or any person indemnified unless the Fund Company or

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such person, as the case may be, shall have notified the Distributor in writing for the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Fund Company or upon such person (or after the Fund Company or such person shall have received notice to such service on any designated agent). However, failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which the Distributor may have to the Fund Company or any person against whom such action is brought otherwise than on account of the Distributor's indemnity agreement contained in this Paragraph.

          The Distributor shall be entitled to participate, at its own expense, in the defense, or, if the Distributor so elects, to assume the defense of any suit brought to endorse any such claim, but, if the Distributor elects to assume the defense, such defense shall be conducted by legal counsel chosen by the Distributor and satisfactory to the Fund Company and to the defendant or defendants who are entitled to such indemnification. In the event that the Distributor elects to assume the defense of any suit and retain legal counsel, the Fund Company and the defendant or defendants who are entitled to such indemnification, shall bear the fees and expenses of any additional legal counsel retained by them. If the Distributor does not elect to assume the defense of any such suit, the Distributor will reimburse the Fund Company and the defendant or defendants entitled to such indemnification for the reasonable fees and expenses of any legal counsel retained by them. The Distributor agrees to promptly notify the Fund Company of the commencement of any litigation of proceedings against it or any of its officers, employees or representatives in connection with the issue or sale of any Shares.

          (b) INDEMNIFICATION OF THE DISTRIBUTOR. The Fund Company agrees to indemnify and hold harmless the Distributor and each of its present or former directors, officers, employees, representatives and each person, if any, who controls or previously controlled the Distributor within the meaning of Section 15 of the 1933 Act, under any other statute, at common law, or otherwise, arising out of the acquisition of any Shares by any person which (i) may be based upon any wrongful act by the Fund Company or any of the Fund Company's directors, officers, employees or representatives (other than the Distributor), or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, shareholder report or other information covering Shares filed or made public by the Fund Company or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Fund Company by the Distributor. In no case (i) is the Fund Company's indemnity in favor of the Distributor, or any person indemnified to be deemed to protect the Distributor or such indemnified person against any liability to which the Distributor or such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of his obligations and duties under this Agreement, or (ii) is the Fund Company to be liable under its indemnity agreement contained in this Paragraph with respect to any claim made



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against Distributor or person indemnified unless the Distributor, or such person, as the case may be, shall have notified the Fund Company in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or upon such person (or after the Distributor or such person shall have received notice of such service on any designated agent). However, failure to notify the Fund Company of any such claim shall not relieve the Fund Company from any liability which the Fund Company may have to the Distributor or any person against whom such action is brought otherwise than on account of the Fund Company's indemnity agreement contained in this Paragraph.

          The Fund Company shall be entitled to participate, at its own expense, in the defense, or, if the Fund Company so elects, to assume the defense of any suit brought to enforce any such claim, but if the Fund Company elects to assume the defense, such defense shall be conducted by legal counsel chosen by the Fund Company and satisfactory to the Distributor and to the defendant or defendants entitled to such indemnification. In the event that the Fund Company elects to assume the defense of any suit and retain legal counsel, the Distributor and the defendant or defendants entitled to such indemnification, shall bear the fees and expenses of any additional legal counsel retained by them. If the Fund Company does not elect to assume the defense of any such suit, the Fund Company will reimburse the Distributor and the defendant or defendants entitled to such indemnification for the reasonable fees and expenses of any legal counsel retained by them. The Fund Company agrees to promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its directors, officers, employees or representatives in connection with the issue or sale of any Shares.

          8.   AUTHORIZED REPRESENTATIONS

               The Distributor is not authorized by the Fund Company to give on behalf of the Fund Company any information or to make any representations in connection with the sale of Shares other than the information and representations contained in a registration statement or prospectus filed with the Securities and Exchange Commission ("SEC") under the 1933 Act and/or the 1940 Act, covering Shares, as such registration statement and prospectus may be amended or supplemented from time to time, or contained in shareholder reports or other material that may be prepared by or on behalf of the Fund Company for the Distributor's use. This shall not be construed to prevent the Distributor from preparing and distributing tombstone ads and sales literature or other material as it may deem appropriate. No person other than the Distributor is authorized to act as principal underwriter (as such term is defined in the 1940
Act) for the Fund Company.

          9.   TERM OF AGREEMENT

               The term of this Agreement shall begin on the date first above written, and unless sooner terminated as hereinafter provided, this Agreement shall remain in effect for a period of one year from the date hereof. Thereafter, this

Agreement shall continue in effect from year to year, subject to the termination provisions and all other terms and conditions thereof, so long as such continuation shall be specifically approved at least annually by the Board of Directors or by vote of a majority of the outstanding voting securities of the Fund Company and, concurrently with such approval by the Board of Directors or prior to such approval by the holders of the outstanding voting securities of the Fund Company, as the case may be, by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the directors of the Fund Company who are not parties to this Agreement or interested persons of any such party. The Distributor shall furnish to the Fund Company, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment hereof.

          10.  AMENDMENT OR ASSIGNMENT OF AGREEMENT

               This Agreement may not be amended or assigned except as permitted by the 1940 Act, and this Agreement shall automatically and immediately terminate in the event of its assignment.

          11.  TERMINATION OF AGREEMENT

               This Agreement may be terminated by either party hereto, without the payment of any penalty, on not more than upon 60 days nor less than 30 days prior notice in writing to the other party provided, that in the case of termination by the Fund Company such action shall have been authorized by resolution of a majority of the directors of the Fund Company who are not parties to this Agreement or interested persons of any such party, or by vote of a majority of the outstanding voting securities of the Fund Company.

          12.  MISCELLANEOUS

               The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

               This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               Nothing herein contained shall be deemed to require the Fund Company to take any action contrary to its Articles of Incorporation or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of Directors of the Fund Company of responsibility for and control of the conduct of the affairs of the Fund Company.

          13.  DEFINITION OF TERMS

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               Any question of interpretation of any term or provision of this
Agreement having a counterpart in or otherwise derived from term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States court or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission validly issued pursuant to the 1940 Act. Specifically, the terms "vote of a majority of the outstanding voting securities", "interested persons", "assignment", and "affiliated person", as used in Paragraphs 8, 9 and 10 hereof, shall have the meanings assigned to them by Section 2(a) of the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

          14.  COMPLIANCE WITH SECURITIES LAWS

               The Fund Company represents that it is registered as an open-end management investment company under the 1940 Act, and agrees that it will comply with all the provisions of the 1940 Act and of the rules and regulations thereunder. The Fund Company and the Distributor each agree to comply with all of the applicable terms and provisions of the 1940 Act, the 1933 Act and, subject to the provisions of Section 4(d), all applicable "Blue Sky" laws. The Distributor agrees to comply with all of the applicable terms and provisions of the Securities Exchange Act of 1934.

          15.  NOTICES

               Any notice required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, to the Distributor or to the Fund Company at either 1100 West Wells Street, Milwaukee, Wisconsin 53233.

          16.  GOVERNING LAW

               This Agreement shall be governed and construed in accordance with the laws of the State of Wisconsin.

          17.  NO SHAREHOLDER LIABILITY

               The Distributor understands that the obligations of this Agreement are not binding upon any shareholder of the Fund Company personally, but bind only the Fund Company's property; the Distributor represents that it has notice of the provisions of the Articles of Incorporation disclaiming shareholder liability for acts or obligations of the Fund Company.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized representatives and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

                                   THE CATHOLIC ALLIANCE FUNDS, INC.


                                   By:


ATTEST:

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                                   CATHOLIC FINANCIAL SERVICES CORPORATION


                                   By:


ATTEST:

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